                                                                  Exhibit 4.(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect to Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 (File No. 33-54662), filed on behalf of the Penn Mutual Life Insurance Company and Penn Mutual Variable Life Account I under the Securities Act of 1933:

     1. The inclusion of our report dated January 31, 1997 on our audits of the consolidated financial statements of The Penn Mutual Life Insurance Company as of December 31, 1996 and for the two years in the period ended December 31, 1996.

     2. The inclusion of our reports dated April 7, 1997 on our audit of the statement of changes in net assets of Penn Mutual Variable Life Account I -Cornerstone VUL for the year ended December 31, 1996 and Penn Mutual Variable Life Account I - Cornerstone VUL II/Variable Estate Max for the year ended December 31, 1996.

     3. The reference to our Firm under the heading of "Experts" in the Registration Statement.


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 20, 1998